UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 18, 2005

Qwest Communications International Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-15577	84-1339282
(Commission File Number)	(IRS Employer Identification No.)

1801 California Street, Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

(303) 992-1400
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)  On August 18, 2005, the Board of Directors of Qwest Communications International Inc. (“Qwest” or the “Company”) unanimously voted to elect Mr. Patrick J. Martin as a director of the Company effective as of October 20th, 2005.  Mr. Martin currently serves as Chairman, President, and Chief Executive Officer of Storage Technology Corporation.  The Company has not yet determined the committees on which Mr. Martin will serve.  The information required by Item 404(a) of Regulation S-K is not determined or is unavailable at the time of this filing.  There is no arrangement or understanding between Mr. Martin and any other person pursuant to which he was selected as a director.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

99.1	Press Release, dated August 24, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Qwest Communications International Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QWEST COMMUNICATIONS INTERNATIONAL INC.

DATE: August 24, 2005	By:	/s/ Stephen E. Brilz
Name: Stephen E. Brilz
Title: Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated August 24, 2005